Sinobiomed Enters the Social E-Commerce Marketplace via License of Sitoa’s Software Technology and Shareholders Approve Name Change to Sitoa Global Inc.

SAN CARLOS, California – June 8, 2011 – Sinobiomed Inc. (OTCQB: SOBM) (the “Company”), an e-commerce facilitator, today announced a shift in its corporate focus to enter the social e-commerce and online retailing media market space, through its entry into a non-exclusive licensing agreement with Sitoa Corporation (the “Licensing Agreement”).

The Licensing Agreement grants the Company a worldwide license to deploy, utilize, and market Sitoa network and platform software technology (the “Technology”) in exchange for shares of the Company’s common stock.  The Company expects that it will be able to use the Technology to build and manage leading online marketplaces that effectively join consumer communities with online retailers that cater to their interests. The Technology provides an easy-to-use and comprehensive platform and infrastructure that enables online retailers to deploy social marketplace e-commerce sites around consumer communities that are interested in what such retailers have to offer, and to expand their sales channels without the risks of focus dilution or increased capital and operating costs that typically accompany significant growth campaigns. The Company expects to charge one-time integration and hosting fees for each such online market site, as well as share in the revenues generated by such site.

“We are excited about our prospects moving forward with this world-class technology that has a proven 10 year track record of increasing online e-commerce sales,” commented George Yu, the Company’s Chief Executive Officer.  “We believe that the Sitoa marketplace platform is a critical building block to the next stage of e-commerce - the social e-commerce marketplace.”

In connection with the Company’s shift in focus, the Company plans to change its name to Sitoa Global Inc., effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware following the expiration of the 20-day period mandated by Rule 14c of the Securities Exchange Act of 1934.  In anticipation of the name change, the Company’s common stock will be quoted under the symbol “STOA,” effective as of June 8, 2011.

ABOUT SINOBIOMED INC.

Sinobiomed Inc., is an e-commerce facilitator that seeks to enable the next big thing in e-commerce by building and managing leading online marketplaces that integrate online retailers with targeted customers groups interested in their product offerings.  Prior to this, the Company had been engaged in the development of genetically engineered recombinant protein drugs and vaccines.  Going forward, the Company has decided to refocus its efforts to target the growth of e-commerce, media and social networking through strategic transactions.  The Company’s goal is to provide infrastructure that builds online “e-malls” for retailers designed to attract focused customer communities as part of a social marketplace that expands retail sales channels without the risks of focus dilution and increased capital and operating costs.  As part of its revenue model, Sitoa shares in revenues generated by the marketplace sites in addition to charging one-time integration and hosting fees.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the impact on the Licensing Agreement on the Company's business and operations; the ability of the Company to successfully provide the integration and hosting services for online market sites, and share in the revenues generated by such sites; the business strategy, plans, and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume any duty to update these forward-looking statements

CONTACT:

Christian Kirsebom
Tel (925) 927-6666